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                                 [OHIO SEAL]
                           CERTIFICATE OF AMENDMENT
             BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF


                            DIEBOLD, INCORPORATED
- -------------------------------------------------------------------------------
                            (Name of Corporation)


       Robert W. Mahoney       , who is:
- -------------------------------
[X] Chairman of the Board   [ ] President   [ ] Vice President (check one)

and

  Charee Francis-Vogelsang     , who is: [X] Secretary  [ ] Assistant Secretary
- -------------------------------
of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on April 3, 1996 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 66-2/3% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

         RESOLVED, that Article Fourth of the Amended Articles of Incorporation be amended, effective April 3, 1996, to read as follows:

              "FOURTH: The number of shares which the Corporation is authorized to have outstanding is 126,000,000 consisting of 1,000,000 Serial Preferred Shares without par value (hereinafter called "Serial Preferrred Shares") and 125,000,000 Common Shares of the par value of $1.25 each (hereinafter called "Common Shares")."

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 23rd day of April, 1996.

                                   By  /s/ Robert W. Mahoney
                                       ----------------------------------------
                                        (Chairman, President, Vice President)

                                   By  /s/ Charee Francis-Vogelsang
                                       ----------------------------------------
                                           (Secretary, Assistant Secretary)

     (OHIO - 613 - 3/4/91)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.


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